UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2005

                                  DCI USA, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                            000-31143                           22-3742159
              --------                            ---------                           ----------
 (State or other jurisdiction           (Commission File Number)       (IRS Employer Identification No.)
      of incorporation)

                                  8 Bond Street
                           Great Neck, New York 11021
                    (Address of principal executive offices)

                                  718-383-5255
              (Registrant's telephone number, including area code)

                                    ---------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2005, DCI USA, Inc. (the "Registrant") entered into an Assignment Agreement (the "Assignment") with Technology Spin Off Systems, LLC, a New York limited liability company ("TSOS"). Pursuant to the Assignment, the Registrant assigned to TSOS all of the Registrant's rights in the Loan Agreement, dated December 13, 2004 (the "Initial Loan"), between the Registrant and Apros & Chay MB Ltd., an Israeli limited liability company ("A&C"), as amended by the Loan Modification Agreement (the "Loan Amendment", and together with the Initial Loan, the "Loan"), dated December 31, 2004, among the Registrant, TSOS, and Direct Capital Investments, Ltd., who was our then controlling shareholder.

The Registrant's principal rights under the Loan which were assigned to TSOS consisted of (i) the right to receive from A&C the aggregate principal amount of $155,000, with interest accruing at the rate of 10% annually, on December 13, 2005 (although the original principal amount of the Initial Loan was $96,000, $1,000 was sold by the Registrant to TSSS LLC as of March 17, 2005) and (ii) the warrants to purchase 1,550,000 shares of A&C at a purchase price of $0.10 per share; said warrants are exercisable until December 31, 2005, with the right of the Registrant to extend such time for an additional 6 months. As security for the repayment of the Loan, the Registrant was granted a security interest in all of the issued and outstanding shares of A&C and all of the issued and outstanding shares of Technoprises Ltd.

In consideration for the Assignment, TSOS paid the Registrant $250,000 as follows: (a) $50,000 in cash; (b) $50,000 by paying on behalf of the Registrant the full amount due under a certain promissory note, dated June 28, 2005, in the principal amount of $50,000, made by the Registrant in favor of Gad Ichaki; and
(c) $150,000 in cash by September 13, 2007, if, prior to September 13, 2007, Cornell Capital Partners, LP ("Cornell") would terminate its security interest in the shares of Technoprises, Ltd. If the Technoprises shares are not released by Cornell by September 13, 2007, TSOS shall receive $100,000 worth of common shares of the Registrant at the then existing market value, but in no event less than net asset value.

For all the terms and conditions of the Assignment, reference is hereby made to such agreements, which is annexed hereto as exhibit 10.44. All statements made herein concerning the securities are qualified by references to said exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial  Statements of business  acquired.  Not  applicable

(b) Pro forma financial information.   Not applicable
(c) Exhibits

Exhibit 10.44 Assignment Agreement, dated September 16, 2005, by and between the Registrant and Technology Spin Off Systems, LLC

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     DCI USA, INC.
                                                     (Registrant)

                                                     By: /s/Jonathan Ilan Ofir
                                                     ---------------------------
                                                     Jonathan Ilan Ofir,
                                                     Chief Executive Officer

Date:  September 22, 2005